Exhibit 10.5

SECOND AMENDMENT TO CREDIT AGREEMENT

SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of January 15, 2016, among Summit Hotel OP, LP (the “Borrower”), KeyBank National Association, as administrative agent (the “Administrative Agent”), and the financial institutions party to the Credit Agreement referred to below (collectively, the “Lender Parties”).

PRELIMINARY STATEMENTS:

The Borrower, Summit Hotel Properties, Inc. (the “Parent Guarantor”), the other guarantors named therein, Administrative Agent, and the Lender Parties have entered into that certain Credit Agreement dated as of April 7, 2015, as amended by that certain First Amendment to Credit Agreement dated as of December 21, 2015 (as amended, the “Credit Agreement”).  Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

The Borrower, the Administrative Agent and the Lenders have agreed to amend the Credit Agreement on the terms and subject to the conditions hereinafter set forth.

SECTION 1.                            Amendment to Credit Agreement.  Upon the occurrence of the Second Amendment Effective Date (as defined in Section 3 below), the Credit Agreement is amended as follows:

(a)                                 By deleting the words “SUMMIT HOTEL PROPERTIES, INC., a Maryland corporation (the “Parent Guarantor”)” appearing in the paragraph of recital of parties to the Credit Agreement on page 1 thereof, and inserting in lieu thereof the words “SUMMIT HOTEL PROPERTIES, INC., a Maryland corporation (the “Parent” or the “Parent Guarantor”)”.

(b)                                 By deleting in their entirety the definitions of “Amendment Covenant Change” and “Amendment Covenant Conditions” appearing in Section 1.01 of the Credit Agreement.

(c)                                  By inserting the following definitions in Section 1.01 of the Credit Agreement, in the appropriate alphabetical order:

“‘Parent’ has the meaning specified in the recital of parties to this Agreement.

‘Second Amendment Effective Date’ means January 15, 2016.”

(d)                                 By deleting in their entirety the definitions of “Capitalization Rate”, “Cash Equivalents”, “Consolidated EBITDA”, “Eligible Assignee”, “Eurodollar Rate”, “Existing Credit Agreement”, “Refinancing Debt”, “Specified Operating Lessees”, “Total Asset Value” and “Unencumbered Asset Pool Conditions”, appearing in Section 1.01 of the Credit Agreement, and inserting in lieu thereof the following:

“‘Capitalization Rate’ means (i) 7.50% for any Assets located in the central business districts of New York, Washington D.C., San Francisco, Boston, Chicago or Los Angeles, and (ii) 7.75% for all other Assets.

‘Cash Equivalents’ means any of the following, to the extent owned by the applicable Loan Party or any of its Subsidiaries free and clear of all Liens and having a maturity of not greater than 90 days from the date of issuance thereof:  (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System, which issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1,000,000,000 or (c) commercial paper in an aggregate amount of not more than $50,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least “Prime 1” (or the then equivalent grade) by Moody’s or “A 1” (or the then equivalent grade) by S&P.

‘Consolidated EBITDA’ means, for the most recently completed four fiscal quarters, without duplication, for the Parent Guarantor and its Consolidated Subsidiaries, Consolidated net income or loss for such period, plus (w) the sum of (i) to the extent actually deducted in determining said Consolidated net income or loss, Consolidated Interest Expense, minority interest and provision for taxes for such period (excluding, however, Consolidated Interest Expense and taxes attributable to unconsolidated subsidiaries of the Parent Guarantor and any of its Subsidiaries), (ii) the amount of all amortization of intangibles and depreciation that were deducted determining Consolidated net income or loss for such period, (iii) any non-recurring non-cash charges (including one-time non-cash impairment charges) in such period to the extent that such non-cash charges (A) do not give rise to a liability that would be required to be reflected on the Consolidated balance sheet of the Parent Guarantor (and so long as no cash payments or cash expenses will be associated therewith (whether in the current period or for any future period)) and (B) were deducted in determining Consolidated net income or loss for such period, and (iv) any other non-recurring charges in such period, minus (x) to the extent included in determining Consolidated net income or loss for such period, the amount of non-recurring non-cash gains during such period, plus (y) with respect to each Joint Venture, the JV Pro Rata Share of the sum of (i) to the extent actually deducted in determining said Consolidated net income or loss, Consolidated Interest Expense, minority interest and provision for taxes for such period, (ii) the amount of all amortization of intangibles and depreciation that were deducted determining Consolidated net income or loss for such period, (iii) any non-recurring non-cash charges (including one-time non-cash impairment charges) in such period to the extent that such non-cash charges (A) do not give rise to a liability that would be required to be reflected on the Consolidated balance sheet of the Parent Guarantor (and so long as no cash payments or cash expenses will be associated therewith (whether in the current period or for any future period)) and (B) were deducted in determining Consolidated net income or loss for such period, and (iv) any other non-recurring charges in such period, minus (z) to the extent included in determining Consolidated net income or loss for such period, the amount of non-recurring non-cash gains during such period, in each case of such Joint Venture determined on a Consolidated basis and in accordance with GAAP for such four fiscal quarter period; provided that Consolidated EBITDA shall be determined without giving effect to any extraordinary gains or losses (including any taxes attributable to any such extraordinary gains or losses) or gains or losses (including any taxes attributable to such gains or losses) from sales of assets other than from sales of inventory (excluding Real Property) in the ordinary course of business; provided further that for purposes of this definition, in the case of any acquisition or disposition of any direct or indirect interest in any Asset (including through the acquisition or disposition of Equity Interests) by the Parent Guarantor or any of its Subsidiaries during such four fiscal quarter period, Consolidated EBITDA will be adjusted (1) in the case of an acquisition, by adding thereto an amount equal to (A) in the case of an acquired Asset that is a newly

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constructed Hotel Asset with no operating history, the Pro Forma EBITDA, if any, of such Asset, or (B) in the case of any other acquired Asset, such acquired Asset’s actual Consolidated EBITDA (computed as if such Asset was owned by the Parent Guarantor or one of its Subsidiaries for the entire four fiscal quarter period) generated during the portion of such four fiscal quarter period that such Asset was not owned by the Parent Guarantor or such Subsidiary and (2) in the case of a disposition, by subtracting therefrom an amount equal to the actual Consolidated EBITDA generated by the Asset so disposed of during such four fiscal quarter period; provided further that in the case of Hotel Asset that shall be repositioned by means of a change of hotel brand franchisor and where such Asset is fully closed for renovations, upon the re-opening of such Asset, all Consolidated EBITDA allocable to such Asset prior to the re-opening shall be excluded from the calculation of Consolidated EBITDA and instead Consolidated EBITDA will be increased by the amount of Pro Forma EBITDA of such Asset, if any, (it being understood, for the avoidance of doubt, that such Asset’s actual Consolidated EBITDA from (including) and after the re-opening date shall not be excluded); provided further still that no more than 10% of Consolidated EBITDA shall be Pro Forma EBITDA (provided, that to the extent such limitation is exceeded, the amount of such of Pro Forma EBITDA shall be removed from the calculation of Consolidated EBITDA to the extent of such excess).

‘Existing Credit Agreement’ means that certain Credit Agreement, dated as of January 15, 2016, among Borrower, Parent Guarantor, the other guarantors party thereto, Deutsche Bank AG New York Branch, as administrative agent, and the other lenders party thereto, as amended, supplemented or otherwise modified to date.

‘Eligible Assignee’ means (i) a Lender; (ii) an Affiliate or Fund Affiliate of a Lender; (iii) a commercial bank organized under the laws of the United States, or any State thereof, respectively, and having total assets in excess of $500,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States or any State thereof, and having total assets in excess of $500,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having total assets in excess of $500,000,000, so long as such bank is acting through a branch or agency located in the United States; (vi) the central bank of any country that is a member of the OECD; (vii) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000; and (viii) any other Person approved by the Administrative Agent, and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 9.07, approved by the Borrower, each such approval not to be unreasonably withheld or delayed; provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition; and provided further that that neither a Defaulting Lender nor any Affiliate of a Defaulting Lender nor any natural person shall qualify as an Eligible Assignee under this definition.

‘Eurodollar Rate’ means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the greater of (a) zero percent (0%) and (b) the average rate as shown in Reuters Screen LIBOR 01 Page (or any successor service, or if such Person no longer reports such rate as determined by Administrative

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Agent, by another commercially available source providing such quotations approved by Administrative Agent) at which deposits in U.S. dollars are offered by first class banks in the London Interbank Market at approximately 11:00 a.m. (London time) on the day that is two (2) Business Days prior to the first day of such Interest Period with a maturity approximately equal to such Interest Period and in an amount approximately equal to the amount to which such Interest Period relates, adjusted for reserves and taxes if required by future regulations.  If such service or such other Person approved by Administrative Agent described above no longer reports such rate or Administrative Agent determines in good faith that the rate so reported no longer accurately reflects the rate available to Administrative Agent in the London Interbank Market, Eurodollar Rate Advances shall accrue interest at the Base Rate plus the Applicable Margin for Base Rate Advances.  For any period during which a Eurodollar Rate Percentage shall apply, the Eurodollar Rate with respect to Eurodollar Rate Advances shall be equal to the amount determined above divided by an amount equal to 1 minus the Eurodollar Rate Reserve Percentage.

‘Refinancing Debt’ means, with respect to any Indebtedness, any Indebtedness extending the maturity of, or refunding or refinancing, in whole or in part, such Indebtedness, provided that (a) the terms of any Refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, (i) do not provide for any Lien on any Unencumbered Assets, and (ii) are not otherwise prohibited by the Loan Documents, (b) the principal amount of such Indebtedness shall not exceed the principal amount of the Indebtedness being extended, refunded or refinanced plus the amount of any applicable premium and expenses, and (c) the other material terms, taken as a whole, of any such Indebtedness are no less favorable in any material respect to the Loan Parties or the Lender Parties than the terms governing the Indebtedness being extended, refunded or refinanced.

‘Specified Operating Lessees’ means those certain Subsidiaries of TRS Holdco which, without a capital contribution, would not be Solvent; provided, however, the Borrower shall provide notice to the Administrative Agent identifying the name of such Specified Operating Lessee.

‘Total Asset Value’ means, without duplication, the sum of (a) the following amounts with respect to the following assets owned by the Parent Guarantor or any of its Subsidiaries:  (i) for each Seasoned Property, (x) (1) the Adjusted NOI for such Seasoned Property for the four quarters most recently ended prior to such date of determination divided by (2) the applicable Capitalization Rate, and (y) for each New Property, the acquisition cost of such New Property (until the Seasoned Date, or earlier at the Borrower’s election); (ii) the amount of all Unrestricted Cash and Cash Equivalents held by the Borrower and all Guarantors; and (iii) the undepreciated book value of all Development Assets and Unimproved Land; plus (b) (i) the applicable JV Pro Rata Share of any Joint Venture of the Parent Guarantor of any asset described in clause (a) above and (ii) the gross book value of any Investments consisting of loans, advances and extensions of credit to any Person permitted under Section 5.02(f)(iv)(C); provided, however, that the following asset concentration restrictions shall apply to the calculation of Total Asset Value: (A) the maximum value allocable to Joint Venture Assets shall not exceed 15% of Total Asset Value; (B) the maximum value allocable to Development Assets shall not exceed 15% of Total Asset Value based on the total budgeted costs attributable to such Development Assets; (C) the maximum value allocable to Unimproved Land shall not exceed 5% of Total Asset Value; (D) the maximum value allocable to Investments consisting of loans, advances and extensions of credit to any

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Person permitted under Section 5.02(f)(iv)(C) shall not exceed 15% of Total Asset Value; (E) the maximum value allocable to improved Real Property that does not constitute Hotel Assets shall not exceed 5% of Total Asset Value; and (F) the maximum value allocable to items (A) to (E) above shall not exceed 30% of Total Asset Value (provided further that in each case, to the extent such limitation is exceeded, the value of such assets shall be removed from the calculation of the Total Asset Value to the extent of such excess).

‘Unencumbered Asset Pool Conditions’ means, with respect to any Unencumbered Asset or Proposed Unencumbered Asset, that such Asset (a) is a Hotel Asset located in the United States of America; (b) is a limited service, select service or full service hotel that is rated “upscale”, “upper midscale”, “midscale” or better by Smith Travel Research; (c) is wholly owned, directly or indirectly, by the Borrower either in fee simple absolute or subject to a Qualifying Ground Lease and is leased to the applicable TRS Lessee (which is wholly-owned by TRS Holdco) pursuant to an Operating Lease; (d) is fully operating, open to the public, and not under significant development, redevelopment or Material Renovation; (e) is free of all material structural defects or architectural deficiencies, title defects, environmental or other material matters (including a casualty event or condemnation) that could reasonably be expected to have a material adverse effect on the value, use or ability to sell or refinance such Asset; (f) is operated by an Approved Manager or any other property manager approved by the Administrative Agent pursuant to a Management Agreement; (g) is operated under a nationally recognized brand subject to a Franchise Agreement with an Approved Franchisor or any other franchisor approved by the Required Lenders; (h) is not subject to mezzanine Indebtedness financing; (i) is not, and no interest of the Borrower or any of its Subsidiaries therein is, subject to any Lien (other than Permitted Liens) or any Negative Pledge; and (j) is 100% owned by the Borrower or a Subsidiary Guarantor that satisfies the requirements of Section 5.02(p) and (1) none of the Borrower’s or the Parent Guarantor’s direct or indirect Equity Interests in such Subsidiary is subject to any Lien (other than Permitted Liens) or any Negative Pledge and (2) (x) on or prior to the date such Asset is added to the Unencumbered Asset Pool, such Subsidiary shall have become a Guarantor hereunder, and (y) the Borrower directly, or indirectly through a Subsidiary, has the right to take the following actions without the need to obtain the consent of any Person: (i) to create Liens on such Asset and on the Equity Interests in such Subsidiary as security for Indebtedness of the Borrower or such Subsidiary, as applicable, and (ii) to sell, transfer or otherwise dispose of such Asset (provided that any restrictions of the type described in the proviso in the definition of “Negative Pledge” shall not be deemed to cause a failure to satisfy the conditions set forth in (y)(i) and (ii) above); and (k) is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with such Hotel Asset or any portion thereof; provided, however, that if two Hotel Assets are located on a single tax lot, the Borrower may elect to treat such Hotel Assets for all purposes of this Agreement as one Hotel Asset, in which case, such Hotel Asset shall be deemed to comply with this clause (k) and such two components of such Hotel Asset shall be included in and removed from the Unencumbered Assets simultaneously and both must meet all Unencumbered Asset Pool Conditions for either component to qualify as an Unencumbered Asset.”

(e)                                  By deleting in its entirety Section 3.01(a)(iii)(A) of the Credit Agreement, and inserting in lieu thereof the following:

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“(A)                         [Intentionally Omitted]; and”

(f)                                   By deleting in its entirety the penultimate paragraph of Section 3.02 of the Credit Agreement, which paragraph begins “and (b) the Administrative Agent shall have received,” and inserting in lieu thereof the following:

“and (b) the Administrative Agent shall have received such other approvals or documents as any Lender Party through the Administrative Agent may reasonably request in order to confirm (i) the accuracy of the Loan Parties’ representations and warranties contained in the Loan Documents, (ii) the Loan Parties’ timely compliance with the terms, covenants and agreements set forth in the Loan Documents, (iii) the absence of any Default and (iv) the rights and remedies of the Lender Parties or the ability of the Loan Parties to perform their Obligations.”

(g)                                  By deleting in its entirety Section 4.01(u) of the Credit Agreement, and inserting in lieu thereof the following:

“(u)                           Solvency.  Each Specified Operating Lessee is, after capital contributions by parent companies, Solvent.  Each other Loan Party is, individually and together with its Subsidiaries, Solvent.  As of the Second Amendment Effective Date, there are no Specified Operating Lessees.”

(h)                                 By deleting in its entirety Section 5.01(o) of the Credit Agreement, and inserting in lieu thereof the following:

“(o)                           [Intentionally Omitted].”

(i)                                     By deleting in its entirety Section 5.02(b)(vii) of the Credit Agreement, and inserting in lieu thereof the following:

“(vii)                     in the case of the Parent Guarantor and the Borrower, any Contingent Obligations consisting of guarantees or indemnities of payment Obligations under any Qualifying Ground Lease, any Franchise Agreements or other agreements related to franchise licenses, management agreements or other agreements related to hotel management contracts, title insurance indemnifications or guarantees, or under any other documents, agreements or contracts approved by the Administrative Agent; and”

(j)                                    By deleting in its entirety Section 5.02(f)(iv) of the Credit Agreement, and inserting in lieu thereof the following:

“(iv)                        Investments consisting of the following items:

(A)                               Investments in unimproved land, Real Property that does not constitute Hotel Assets, and Development Assets (including such assets that such Person has contracted to purchase for development with or without options to terminate the purchase agreement),

(B)                               Investments in Joint Ventures of any Loan Party, and

(C)                               Loans, advances and extensions of credit (including, without limitation, mezzanine loans) to any Person;”

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(k)                                 By deleting in its entirety Section 5.02(f)(viii) of the Credit Agreement, and inserting in lieu thereof the following:

“(viii)                  Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit extended in the ordinary course of business in an aggregate amount for all Loan Parties not to exceed at any time $5,000,000; and”

(l)                                     By deleting in their entirety Sections 5.02(o) and (p) of the Credit Agreement, and inserting in lieu thereof the following:

“(o)                           Development Assets Cap.  If the aggregate budgeted costs attributable to all Development Assets exceeds 15% of Total Asset Value, commence the development of any Development Asset as to which development has not yet commenced.

(p)                                 Subsidiary Guarantor Requirements.  Cause or permit any Subsidiary Guarantor to (i) incur Indebtedness other than trade payables in the ordinary course of business or otherwise permitted by Section 5.02(b); or (ii) own any Real Property other than Unencumbered Assets, provided, however, that during any period in which Summit Hospitality I, LLC is a Subsidiary Guarantor or an Additional Guarantor, the total outstanding Non-Recourse Debt of Summit Hospitality I, LLC (A) shall consist only of Indebtedness outstanding on the Second Amendment Effective Date and (B) shall not at any time exceed $25,000,000 in the aggregate.”

(m)                             By deleting in its entirety Section 5.04(a)(ii) of the Credit Agreement, and inserting in lieu thereof the following:

“(ii)                            Minimum Consolidated Tangible Net Worth.  Maintain at all times a Consolidated Tangible Net Worth of not less than the sum of (a) $588,588,750 plus (b) an amount equal to 75% of the net cash proceeds of all issuances or sales of Equity Interests of the Parent Guarantor or any of its Subsidiaries consummated after the Second Amendment Effective Date.”

(n)                                 By deleting in its entirety Section 5.04(b)(i) of the Credit Agreement, and by inserting in lieu thereof the following:

“(i)                               Maximum Unsecured Leverage Ratio.  Maintain at all times an Unsecured Leverage Ratio equal to or less than 60%; provided, however, that on and after the date of any Unsecured Leverage Ratio Increase Election, the Parent Guarantor shall maintain as of each Test Date occurring during the period ending not later than the last day of the three (3) consecutive fiscal quarters ending after the date of such Unsecured Leverage Ratio Increase Election, an Unsecured Leverage Ratio equal to or less than 65%; provided further that (A) such Unsecured Leverage Ratio Increase Elections may only occur (1) prior to the Termination Date and (2) not more than two times during the term of the Facility, and (B) such Unsecured Leverage Ratio Increase Elections may not be consecutive.”

SECTION 2.                            Representations and Warranties.  The Borrower hereby represents and warrants that the representations and warranties contained in each of the Loan Documents (as amended or supplemented to date, including pursuant to this Amendment) are true and correct on and as of the Second Amendment Effective Date (defined below), as though made on and as of such date (except for any such

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representation and warranty that, by its terms, refers to an earlier date, in which case as of such earlier date).

SECTION 3.                            Conditions of Effectiveness.  This Amendment shall become effective as of the first date (the “Second Amendment Effective Date”) on which, and only if, each of the following conditions precedent shall have been satisfied:

(a)                                 The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent:

(i)                                     (x) counterparts of this Amendment executed by the Borrower, the Administrative Agent and those Lenders comprising Required Lenders or, as to any of such Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment, and (y) the consent attached hereto (the “Consent”) executed by each of the Guarantors.

(ii)                                  A certificate of the Secretary or an Assistant Secretary of (a) the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Amendment and (b) each Guarantor certifying the names and true signatures of the officers of such Guarantor authorized to sign the Consent.

(b)                                 The representations and warranties set forth in each of the Loan Documents shall be correct in all material respects on and as of the Second Amendment Effective Date, as though made on and as of such date (except for any such representation and warranty that, by its terms, refers to a specific date other than the Second Amendment Effective Date, in which case as of such specific date).

(c)                                  No event shall have occurred and be continuing, or shall result from the effectiveness of this Amendment, that constitutes a Default or an Event of Default.

(d)                                 The “Existing Credit Agreement” (as defined in the Credit Agreement in effect immediately prior to the Second Amendment Effective Date) shall be amended and restated in a manner consistent with Section 1 above and otherwise shall be in form and substance satisfactory to Agent, effective contemporaneously with the Second Amendment Effective Date.

The effectiveness of this Amendment is conditioned upon the accuracy of the factual matters described herein.  This Amendment is subject to the provisions of Section 9.01 of the Credit Agreement.

SECTION 4.                            Reference to and Effect on the Loan Documents.

(a)                                 On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b)                                 The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

(c)                                  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

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SECTION 5.                            Costs and Expenses.  The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 9.04 of the Credit Agreement.

SECTION 6.                            Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this letter by facsimile or as an attachment to an electronic mail message in .pdf, .jpeg, .TIFF or similar electronic format shall be effective as delivery of a manually executed counterpart of this letter for all purposes.

SECTION 7.                            Governing Law.  This Amendment shall pursuant to New York General Obligations Law Section 5-1401 be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 8.                            Waiver of Claims.  Borrower acknowledges, represents and agrees that Borrower as of the date hereof has no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Term Loan Advances or with respect to any acts or omissions of Administrative Agent or any Lender, or any past or present officers, agents or employees of Administrative Agent or any Lender, and Borrower does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

(Signature pages follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

SUMMIT HOTEL OP, LP,
a Delaware limited partnership

By:	SUMMIT HOTEL GP, LLC,
a Delaware limited liability company,
its general partner

	By:	SUMMIT HOTEL PROPERTIES, INC., a Maryland corporation,
its sole member

		By:	/s/ Christopher Eng
		Name:	Christopher Eng
		Title:	Secretary

(Signatures continued on next page)

Agreed as of the date first above written:

KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent and Initial Lender

By:	/s/ James Komperda
Name:	James Komperda
Title:	Vice President

(Signatures continued on next page)

REGIONS BANK,
as a Lender

By:	/s/ T. Barrett Vawter
	Name:	T. Barrett Vawter
	Title:	Vice President

(Signatures continued on next page)

RAYMOND JAMES BANK, N.A.,
as a Lender

By:	/s/ James M. Armstrong
	Name:	James M. Armstrong
	Title:	Senior Vice President

(Signatures continued on next page)

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Stephen McGuire
	Name:	Stephen McGuire
	Title:	Senior Vice President

(Signatures continued on next page)

BRANCH BANKING AND TRUST COMPANY,
as a Lender

By:	/s/ Eric Searls
	Name:	Eric Searls
	Title:	Senior Vice President

(Signatures continued on next page)

AMERICAN BANK, N.A.,
as a Lender

By:	/s/ Dan Leonard
	Name:	Dan Leonard
	Title:	Senior Lending Officer

(Signatures continued on next page)

CONSENT

Dated as of January 15, 2016

Each of the undersigned, as a Guarantor under the Guaranty set forth in Article VII of the Credit Agreement dated as of April 7, 2015, as amended on December 21, 2015, in favor of the Lender Parties party to the Credit Agreement referred to in the foregoing Second Amendment to Credit Agreement, hereby consents to such Second Amendment to Credit Agreement and hereby confirms and agrees that notwithstanding the effectiveness of such Second Amendment to Credit Agreement, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.  Without limitation of the foregoing, each Guarantor hereby ratifies the Credit Agreement as amended to date.  Each Guarantor acknowledges, represents and agrees that Guarantors as of the date hereof have no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Term Loan Documents, the administration or funding of the Term Loan Advances or with respect to any acts or omissions of Administrative Agent or any Lender, or any past or present officers, agents or employees of Administrative Agent or any Lender, and each Guarantor does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

SUMMIT HOTEL PROPERTIES, INC.,
a Maryland corporation

By:	/s/ Christopher Eng
	Name:	Christopher Eng
	Title:	Secretary

(Signatures continued on next page)

Summit Hotel TRS 020, LLC		Summit Hospitality I, LLC,
Summit Hotel TRS 021, LLC		a Delaware limited liability company
Summit Hotel TRS 023, LLC
Summit Hotel TRS 028, LLC
Summit Hotel TRS 029, LLC		By:	/s/ Christopher Eng
Summit Hotel TRS 036, LLC			Name:	Christopher Eng
Summit Hotel TRS 037, LLC			Title:	Secretary
Summit Hotel TRS 039, LLC
Summit Hotel TRS 057, LLC		San Fran JV, LLC,
Summit Hotel TRS 060, LLC		a Delaware limited liability company
Summit Hotel TRS 063, LLC
Summit Hotel TRS 066, LLC
Summit Hotel TRS 068, LLC		By:	/s/ Christopher Eng
Summit Hotel TRS 069, LLC			Name:	Christopher Eng
Summit Hotel TRS 079, LLC			Title:	Secretary
Summit Hotel TRS 081, LLC
Summit Hotel TRS 082, LLC		Summit Hospitality 18, LLC,
Summit Hotel TRS 084, LLC		a Delaware limited liability company
Summit Hotel TRS 088, LLC
Summit Hotel TRS 093, LLC
Summit Hotel TRS 094, LLC		By:	/s/ Christopher Eng
Summit Hotel TRS 095, LLC			Name:	Christopher Eng
Summit Hotel TRS 097, LLC			Title:	Secretary
Summit Hotel TRS 100, LLC
Summit Hotel TRS 102, LLC		Summit Hospitality 17, LLC,
Summit Hotel TRS 104, LLC		a Delaware limited liability company
Summit Hotel TRS 115, LLC
Summit Hotel TRS 117, LLC
Summit Hotel TRS 030, LLC		By:	/s/ Christopher Eng
Summit Hotel TRS 062, LLC			Name:	Christopher Eng
Summit Hotel TRS 118, LLC			Title:	Secretary
Summit Hotel TRS 119, LLC
Summit Hotel TRS 121, LLC		Summit Hospitality 039, LLC,
Summit Hotel TRS 122, LLC		a Delaware limited liability company
Summit Hotel TRS 123, LLC
Summit Hotel TRS 026, LLC
Summit Hotel TRS 032, LLC		By:	/s/ Christopher Eng
Summit Hotel TRS 035, LLC			Name:	Christopher Eng
Summit Hotel TRS 038, LLC			Title:	Secretary
Summit Hotel TRS 044, LLC
Summit Hotel TRS 045, LLC		Summit Hospitality 057, LLC,
Summit Hotel TRS 064, LLC		a Delaware limited liability company
Summit Hotel TRS 065, LLC
Summit Hotel TRS 083, LLC		By:	/s/ Christopher Eng
Summit Hotel TRS 010, LLC			Name:	Christopher Eng
Summit Hotel TRS 114, LLC			Title:	Secretary
Summit Hotel TRS 130, LLC

By:	Summit Hotel TRS, Inc.,
a Delaware corporation, the sole
member of each of the above referenced
Delaware limited liability companies

By:	/s/ Christopher Eng
Name:	Christopher Eng
Title:	Secretary

Summit Hospitality 060, LLC,			Summit Hospitality 079, LLC,
a Delaware limited liability company			a Delaware limited liability company

By:	/s/ Christopher Eng		By:	/s/ Christopher Eng
	Name:	Christopher Eng		Name:	Christopher Eng
	Title:	Secretary		Title:	Secretary

Summit Hospitality 081, LLC,			Summit Hospitality 082, LLC,
a Delaware limited liability company			a Delaware limited liability company

By:	/s/ Christopher Eng		By:	/s/ Christopher Eng
	Name:	Christopher Eng		Name:	Christopher Eng
	Title:	Secretary		Title:	Secretary

Summit Hospitality 084, LLC,			Summit Hospitality 093, LLC,
a Delaware limited liability company			a Delaware limited liability company

By:	/s/ Christopher Eng		By:	/s/ Christopher Eng
	Name:	Christopher Eng		Name:	Christopher Eng
	Title:	Secretary		Title:	Secretary

Summit Hospitality 100, LLC,			Summit Hospitality 115, LLC,
a Delaware limited liability company			a Delaware limited liability company

By:	/s/ Christopher Eng		By:	/s/ Christopher Eng
	Name:	Christopher Eng		Name:	Christopher Eng
	Title:	Secretary		Title:	Secretary

Summit Hospitality 117, LLC,			Summit Hospitality 118, LLC,
a Delaware limited liability company			a Delaware limited liability company

By:	/s/ Christopher Eng		By:	/s/ Christopher Eng
	Name:	Christopher Eng		Name:	Christopher Eng
	Title:	Secretary		Title:	Secretary

Summit Hospitality 119, LLC,			Summit Hospitality 121, LLC,
a Delaware limited liability company			a Delaware limited liability company

By:	/s/ Christopher Eng		By:	/s/ Christopher Eng
	Name:	Christopher Eng		Name:	Christopher Eng
	Title:	Secretary		Title:	Secretary

Summit Hospitality 122, LLC,			Summit Hospitality 123, LLC,
a Delaware limited liability company			a Delaware limited liability company

By:	/s/ Christopher Eng		By:	/s/ Christopher Eng
	Name:	Christopher Eng		Name:	Christopher Eng
	Title:	Secretary		Title:	Secretary

Summit Hospitality XII, LLC,			Summit Hospitality 114, LLC,
a Delaware limited liability company			a Delaware limited liability company

By:	/s/ Christopher Eng		By:	/s/ Christopher Eng
	Name:	Christopher Eng		Name:	Christopher Eng
	Title:	Secretary		Title:	Secretary

Summit Hospitality 130, LLC,
a Delaware limited liability company

By:	/s/ Christopher Eng
	Name:	Christopher Eng
	Title:	Secretary

(Signatures end)